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                                                                  EXHIBIT  10.13

Simple Promissory Note dated April 1, 2001 by and between the Company and Paul and Joan Katzeff, majority shareholders.

                            Simple Promissory Note

                                        $60,000

In the City of Fort Bragg, County of Mendocino, in the State of California, on the 1/st/ day of April, 2001 on demand, Thanksgiving Coffee company promises to pay to the order of Paul Katzeff and Joan Katzeff the principal sum of Sixty Thousand Dollars $60, 000.00, payable in a lump sum on October 1, 2001, together with interest, payable monthly, at 10% per annum, payable in installments of $500 or more on the first of the month, beginning on the first day of May, 2001, and continuing until said principal and interest have been paid in full.

Oblige/Maker of Promise


/s/ Joan Katzeff, President                                            4/10/01
Officer, Thanksgiving Coffee Company,                     Date
Borrower


/s/ Paul Katzeff
Paul Katzeff                                             4/10/01
                                                         Date

/s/ Joan Katzeff
Joan Katzeff                                             4/10/01
                                                         Date